LEASE AND LIBRARY AGREEMENT

     Lease and Library Agreement (the "Agreement") dated March 31, 2006 by and among Ckrush, Inc., a Delaware corporation, formerly known as Cedric Kushner Promotions, Inc. (the "Company"), Big Content, Inc., a wholly-owned subsidiary of the Company ("Big Content"), both having an address at 1414 Avenue of the Americas, Suite 406, New York, New York 10019, Cedric Kushner Media, Inc., a New York corporation ("Media") and Cedric Kushner, an individual ("Kushner"), both having an address at 1414 Avenue of the Americas, Suite 406, New York, New York 10019.

     WHEREAS, contemporaneously herewith, the Company, Big Content and Cedric Kushner ("Kushner") are executing and delivering that certain Settlement Agreement of even date (the "Settlement Agreement") which provides for, among other things, the execution and delivery of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

     1. Office Lease. The Company shall sublease to Media, effective as of May 1, 2006, all of the Company's right, title and interest in, to, under and for that certain lease agreement (the "Lease") dated February 4, 2003 between the Company and 1414 Property LLC, as amended April 25, 2005 with 1414 APF LLC as landlord (the "Landlord") with respect to the premises known as Suite 406, 1414 Avenue of the Americas, New York, New York (the "Premises"). Effective as of May 1, 2006, the Company hereby sells, conveys, assigns and delivers to Media all of the Company's rights, title and interest in, to and under the security deposit in the amount not less than $21,438 currently held by the Landlord (the "Security Deposit") and the Company's furniture, fixtures and equipment at the Premises (the "FFE"), all of which the Company hereby conveys to Media, subject

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to the Lease in the case of the Security Deposit,  free and clear of any and all assignments, grants, licenses claims, agreements, rights, liens, mortgages, options, pledges, security interests and encumbrances (collectively, "Liens"). Media and Kushner, jointly and severally, agree to indemnify the Company from and against any liability arising under the Lease arising on or after May 1, 2006, including reasonable legal fees and other reasonable costs of defense, and to request that the Landlord enter into a new lease between the Landlord and Media in form and substance acceptable to Media, in its sole discretion, which shall be final, conclusive and binding. The Company hereby agrees (i) to deliver the Premises to Media on May 1, 2006 leaving the FFE in its current location and condition, and (ii) to pay to the Landlord all rent and other amounts due under the Lease through May 1, 2006 and, upon request by Media, deliver a certificate
signed  by  a  senior  officer  of  the  Company  to  Media   evidencing   same.
Simultaneously herewith, the parties are entering into a sublease consistent with the foregoing. The Company hereby represents and warrants to Media that the Company is in possession of the Premises and is paying the full lease rental as reserved in the Lease. No rental payments have been made more than one month in advance. All work required to be performed by the Landlord under the Lease has been completed. There are no outstanding defaults by any party to the Lease.


     2. Ellis Advertising and Agency Mosaic. The Company hereby sells, assigns, conveys and delivers to Media, all right, title and interest in, to, under and for any existing oral contracts between the Company and Ellis Advertising and/or Agency Mosaic (collectively, the "Ellis Agreement"), free and clear of any and all Liens.


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     3.   Boxing Library.

          a. The Company and Big Content, jointly and severally, represent and warrant to Media as follows: (i) Big Content owns a library of boxing films, a partial list of which is set forth on Schedule A attached hereto and made a part hereof (the "Library"), (ii) the Company is indebted to Livingston Investments, LLC ("Livingston") in the amount of $257,000 (the "Livingston Indebtedness"),
(iii) the Library was, prior to the date hereof, subject to a license agreement (the "License Agreement") dated as of November 1, 2005 between Big Content and English Distribution, LLC, an affiliate of Livingston and (iii) except as provided below, the License Agreement is being terminated simultaneously herewith, no party thereto having any liability or obligation thereunder. Big Content hereby sells, transfers, assigns, conveys and delivers to Media, and Media hereby purchases from Big Content all of the Big Content's right, title and interest in, to, under and for the Library (including films not listed on Schedule A), the Master Tapes (as hereinafter defined) and intellectual property, comprising and/or related to the Library, including, but not limited to, any and all trademarks, copyrights and derivative works included in or protecting the body of recordings included therein or related thereto (collectively, the "Intellectual Property"), and the License Agreement to the extent not terminated, free and clear of any and all Liens, other than any liens granted or agreed to by Kushner. The Library consists of the tapes listed in Schedule A, including all trademarks, copyrights, derivative works, and proprietary information related thereto. The Company and Big Content hereby, jointly and severally, represent and warrant to Media that, except for the
Section 3 License (as hereinafter defined), no Lien affecting the rights and property herein conveyed has been made to others other than any Liens granted or agreed to by Kushner, that the full right to convey the same as herein expressed


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is possessed by the Big Content,  and that Big Content is conveying to Media all right, title and interest that the Company or Big Content has in the Library and the Intellectual Property. The Company and Big Content hereby grant to Media the worldwide, non-exclusive, perpetual, transferable, royalty free license to use (as Media sees fit) the name, logo and all other intellectual property of the Company and Big Content contained in the Library.

          b. In addition, Big Content hereby sells, assigns, conveys and delivers to Media, all right, title and interest in, to, under and for those certain existing contracts between the Company (i) and various videotape storage facilities with respect to the master tapes constituting the titles in the Library (the "Master Tapes") and contents of the Library as more fully described on Schedule B attached hereto and made a part hereof (collectively with the Ellis Agreement, the "Facilities Agreements"), free and clear of any and all Liens other than any Liens granted or agreed to by Kushner; and (ii) and various parties identified on Schedule C attached hereto and made a part hereof with respect to the right to use the Library (the "Miscellaneous Agreements").

          c. The purchase price for the Library is $250,000, which Media shall pay to Big Content in immediately available funds simultaneously with the execution of this Agreement. Big Content shall, and the Company shall cause Big Content to, pay such amount simultaneously to Livingston and cause any Lien on the Library to be released. The Company and Big Content jointly and severally, hereby assume and agree to be responsible and pay, as and when due, all storage fees and other fees and expenses for the Library through and including the date hereof. The Company retains the non-exclusive, personal, non-transferable right, in perpetuity, to use Media's boxing Library, for its own internal purposes and not for third party sale or license, on a royalty-free basis, for up to 50 hours per year (the "Section 3 License").


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
     4. Representations by Media. Media hereby represents and warrants to the Company and Big Content as follows:

          a. Media is a corporation duly incorporated under the laws of the State of New York and has all requisite power, authority and capacity to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Media. This Agreement is a legal, valid and binding obligation of Media, enforceable against Media in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity, regardless of whether enforcement is sought in a proceeding of law or in equity.

          b. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will conflict with or result in the breach of any term or provision of, require consent or violate or constitute a default under, or give any third party the right to terminate or accelerate any obligation under any contract, agreement, permit, license or law to which Media is a party or by which Media is in any way bound or obligated.

          c. No consent, or approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or quasi-governmental agency, authority, commission, board or other body is required on the part of Media in order to enter into or consummate the transactions contemplated by this Agreement.

     5. Incorporation By Reference. The Company hereby represents and warrants to, and covenants and agrees with, each of the Indemnified Kushner Parties (as defined in the Settlement Agreement) that the representations, warranties, indemnifications, covenants and agreements of the Company set forth


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
in this Agreement are hereby incorporated as if set forth at length in (i) the Settlement Agreement and that each of the Indemnified Kushner Parties are each intended third party beneficiaries thereof with full and unfettered rights to enforce same, (ii) that certain Consulting Agreement of even date among the Company and Gotham (the "Consulting Agreement") and that Kushner and Gotham are each intended third party beneficiaries thereof with full and unfettered rights to enforce same. The Company and Big Content hereby, jointly and severally, represent and warrant to, and covenant and agree with, Gotham that the representations, warranties, indemnifications, covenants and agreements of the Company and Big Content set forth in the Settlement Agreement and the Consulting Agreement, are hereby incorporated as if set forth at length herein and that Kushner and Media are intended third party beneficiaries thereof with full and unfettered rights to enforce same.

     6. Severability. Should any provisions of this Agreement be held to be illegal, void or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of any such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement.

     7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflicts of laws provisions.

8. Integration. This Agreement contains the complete understanding among the parties hereto relating to the subject matter hereof, and no other promises or agreements shall be binding unless signed by such parties. In signing this Agreement, the parties are not relying on any fact, statement or assumption not set forth in this Agreement.

      9. Amendments. This Agreement may only be changed or amended by a written agreement signed by all of the parties hereto.


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
     10. Knowledge and Consent. By signing below, the parties indicate that they have carefully read and understood the terms of this Agreement, enter into the Agreement knowingly, voluntarily and of their own free will, understand its terms and significance and intend to abide by its provisions without exception.


     11.     Binding  Effect.  This  Agreement  is binding  upon,  inures to the benefit of and is enforceable by the parties, the heirs, personal representatives, successors and assigns of the parties. This Agreement is not assignable by a party without the prior written consent of each other party.

     12. Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transaction contemplated by this Agreement. Neither of the parties hereto will, without prior written consent of the other party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement.


                            [Signature page follows]


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



     IN WITNESS WHEREOF, this Agreement has been signed as of the date first set forth above. CEDRIC KUSHNER MEDIA, INC.



                                  By: /s/ Cedric Kushner
                                      ------------------
                                      Cedric Kushner, President


                                      /s/ Cedric Kushner
                                      ------------------
                                      Cedric Kushner, Individually


                                  CKRUSH, INC.



                                  By: /s/ Jeremy Dallow
                                      -----------------
                                      Jeremy Dallow, President


                                  BIG CONTENT, INC.


                                  By: /s/ Jeremy Dallow
                                      -----------------
                                      Jeremy Dallow, President